                                                                    EXHIBIT 10.5



1ST BUSINESS
    BANK

                                PROMISSORY NOTE
                                                                          #11455


BORROWER:        COHR, INC.                 LENDER:    1ST BUSINESS BANK
                 21540 PLUMMER STREET                  HEADQUARTERS
                 CHATSWORTH, CA  91311                 601 WEST FIFTH ST.
                                                       LOS ANGELES, CA 90071

PRINCIPAL AMOUNT:  $2,000,000.00
INITIAL RATE: 8.250%
DATE OF NOTE: JULY 11, 1996

PROMISE TO PAY. COHR, INC. ("BORROWER") PROMISES TO PAY TO 1ST BUSINESS BANK ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF TWO MILLION & 00/100 DOLLARS ($2,000,000.00) OR SO MUCH AS MAY BE OUTSTANDING, FROM TIME TO TIME WITH INTEREST THEREON FROM THE DATE OF THE ADVANCE UNTIL PAID IN FULL.

PAYMENT. BORROWER WILL PAY ALL OUTSTANDING PRINCIPAL PLUS ALL ACCRUED UNPAID INTEREST ON OR BEFORE JUNE 30, 1997. IN ADDITION, BORROWER WILL PAY, MONTHLY, INTEREST, BEGINNING JULY 31, 1996, AND ON THE LAST DAY OF EACH MONTH AFTER THAT. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender Principal and Interest at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the 1st Business Bank Reference Rate (the "Reference Rate"). Any change in the interest rate resulting from a change in the Reference Rate shall be effective on and as of the date of such change. Lender will tell Borrower the current Reference Rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. THE REFERENCE RATE CURRENTLY IS 8.250% PER ANNUM. THE INTEREST RATE TO BE APPLIED LO THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL BE AT A RATE EQUAL TO THE REFERENCE RATE, RESULTING IN AN INITIAL RATE OF 8.250% PER ANNUM. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Amounts repaid may be reborrowed in accordance with the terms of this Note.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

ADDITIONAL DEFAULT PROVISION. BORROWER WILL ALSO BE IN DEFAULT IF ANY OF THE FOLLOWING HAPPENS: BORROWER'S FAILURE TO SUBMIT FINANCIAL STATEMENTS, TAX RETURNS AND SUCH OTHER FINANCIAL INFORMATION TO THE HOLDER HEREOF WHEN REQUESTED; THE OCCURRENCE OF AN EVENT WHICH CAUSES A MATERIAL ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION; THE GOOD FAITH BELIEF BY LENDER THAT THERE EXISTS, OR THE ACTUAL EXISTENCE OF, ANY DETERIORATION OF BORROWER'S ABILITY TO MEET BORROWER'S OBLIGATIONS TO LENDER OR TO BORROWER'S OTHER CREDITORS OR IN THE VALUE OF ANY COLLATERAL SECURING THE OBLIGATIONS OF THE UNDERSIGNED HEREUNDER; BORROWER CEASES TO EXIST OR ANY GENERAL PARTNER IN BORROWER CEASES TO EXIST OR IS NO LONGER A GENERAL PARTNER IN BORROWER.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon Borrower's failure to pay all amounts declared due pursuant to this section, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note to 5.000 percentage points over the Reference Rate. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender all costs and expenses of collection. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law. THIS NOTE HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF CALIFORNIA. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF LOS ANGELES COUNTY, THE STATE OF CALIFORNIA. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

COLLATERAL. This Note is secured by personal property collateral referred to in a security/pledge agreement dated November 3, 1995. Reference should be made to such document for events of default which may accelerate payments of this note.

ADVANCES. Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs.

PRIOR NOTE. THIS IS A RENEWAL OF THAT CERTAIN PROMISSORY NOTE NO. 11455 DATED NOVEMBER 3, 1995.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

COHR, INC.

X   [SIG]
  ----------------------------------
    Authorized Officer

                           REVOLVING CREDIT AGREEMENT

         This Agreement is made and entered into as of July 11, 1996, by and between COHR, INC., ("BORROWER"), a Delaware corporation, and 1ST BUSINESS BANK, a California banking corporation ("BANK").

                                    RECITAL

         Borrower has requested from Bank the credit accommodations described below and Bank has agreed to provide said credit accommodations to Borrower on the terms and conditions contained herein.

         Now, therefore, Bank and Borrower hereby agree as follows:

                                   SECTION 1

                                   THE CREDIT

         1.1 REVOLVING LINE OF CREDIT. From the date the Borrower has satisfied all conditions precedent as set forth in Section 2 hereof, to and until June 30, 1997, Bank agrees to make advances to Borrower from time to time up to maximum amount of TWO MILLION DOLLARS ($2,000,000.00). Borrower may borrow and repay and reborrow all or part of the Line of Credit for its short term working capital requirements of Borrower's business. The indebtedness of Borrower to Bank pursuant to the Line of Credit shall be evidenced by the Revolving Note on the form used by Bank for such purposes. Bank shall enter each amount borrowed and repaid on the back of the Revolving Note, and such entries shall be PRIMA FACIE evidence of the amount of the Line of Credit outstanding, but the failure of the Bank to make any such notation shall not release Borrower from the obligation to repay amount borrowed hereunder.

         1.2 INTEREST. The unpaid principal balance on the Revolving Note shall bear interest at the rate which Bank announces from time to time as its Reference Rate per annum and shall vary concurrently with any change in such Reference Rate. Interest on the Revolving Note shall be computed on the basis of a 360 day year and the actual number of day elapsed. The Revolving Note shall provide for the monthly payments of interest only, calculated on the outstanding principal balance thereunder, payable on the first day of each month commencing August 1, 1996 and continuing thereafter until June 30, 1997 at which time all unpaid interest shall be due and payable together with all unpaid principal.

         1.3 PROCEEDS. Upon execution hereof, and upon satisfaction of all conditions precedent set forth in Section 2 hereof, Bank shall disburse the proceeds of the Revolving Line to Borrower for Borrower's short term working capital purposes as Borrower shall instruct Bank in writing from time to time on Bank's standard forms and documents.

         1.4 METHOD OF PAYMENT. All payments made by Borrower of principal and interest shall be made to Bank at its address referred to in Section 8 in immediately available funds and without deduction or offset, to be applied in accordance with this Agreement. Whenever any payment or other action to be made pursuant to this Agreement shall be stated to be due on Saturday, Sunday or a designated holiday under the laws of the State of California, such payment may be made on the next succeeding business day, and such extension of time shall in each case be included as a period during which principal is outstanding for the computation of interest due under the Line of Credit.

         1.5 COLLATERAL. Borrower shall grant or cause to be granted to Bank a first priority lien on the following assets subject only to such exceptions as are acceptable to Bank: the Accounts; the Equipment; the General Intangibles; the Negotiable Collateral; the Inventory; any money, deposit accounts or other assets of Borrower in which Bank receives a security interest or which hereafter come into the possession, custody or control of Bank; and the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the Collateral and any and all Accounts, General Intangibles, Negotiable Collateral, Inventory, Equipment, money, deposit accounts or other tangible and intangible property of Borrower resulting from the sale or other disposition of the Collateral, and the proceeds thereof. Security for the payment and performance of all sums and all other obligations under the Loan shall be evidenced by the documents executed by Borrower and/or accommodation pledgor in connection with the Loan. Collateral shall be security for all obligations to Bank. Bank shall be named as Loss Payee on the insurance policies covering such collateral.

                                   SECTION 2

                       CONDITIONS PRECEDENT TO THE LOANS

       Bank shall not be obligated to disburse all or any portion of the proceeds of the Line of Credit unless at or prior to the time for making of such disbursement, the following conditions have been fulfilled:

         2.1 COMPLIANCE. Borrower shall have performed and complied with all terms and conditions required by this Agreement to be performed or complied with by it prior to or at the date of the making of any disbursement and shall have executed and delivered to Bank the Revolving Note.

         2.2 RESOLUTIONS. Borrower shall have provided Bank with certified copies of resolutions in the form provided by the Bank, duly adopted by the Board of Directors of Borrower.

         2.3 CONDITIONS TO DISBURSEMENTS. On the date any requested disbursement is to be made: (i) all representations and warranties contained in
Section 3 hereof shall be true and correct as if made on such date, and (ii) there shall not exist, after giving effect to such disbursement, any event, condition or act which constitutes an Event of Default or which with notice, lapse of time or both, would constitute an Event of Default.


                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that:

         3.1 BUSINESS. The business of Borrower is that of a for-profit corporation and it is engaged in the business of group purchasing and repair service for healthcare providers.

         3.2 ORGANIZATION AND AUTHORITY GENERALLY. Borrower is duly organized and existing under the laws of the state of incorporation, without limitation to its existence, has the power and authority to carry on the business in which it is engaged; and Borrower is duly qualified and in good standing as a foreign corporation wherever such qualification is required.

         3.3 POWER TO PERFORM. Borrower has the power and authority to enter into this Agreement and to execute and deliver the Revolving Note and all of the documents required by this Agreement.

       3.4 DUE AUTHORIZATION. This Agreement and all things required by this Agreement to be performed by the Borrower have been duly authorized by all requisite corporate action of Borrower, and this Agreement and the Revolving Note are valid and binding against Borrower, enforceable in accordance with their respective terms.

         3.5 CONFLICT WITH OBLIGATIONS. The execution, performance and delivery of this Agreement, the Revolving Note and all other agreements and instruments required by Bank in connection with the Line of Credit are not in contravention of any of the terms of any indenture, agreement or undertaking to which Borrower is a party or by which it or any of its property is bound or affected.

       3.6 FINANCIAL STATEMENTS. An audited statement of financial condition of Borrower dated March 31, 1996, together with supporting schedules and a balance sheet and statement of revenue and expense has heretofore been furnished to Bank, and is true and complete and fairly represents the financial condition of Borrower during the period covered thereby. Since March 31, 1996 there has been no material adverse change in the financial position or operations of Borrower.

         3.7 TITLE TO PROPERTIES. Except for property which may have been disposed of in the ordinary course of business, Borrower has good and marketable title, free and clear of all liens, encumbrances, security interests and adverse claims, to all of the property reflected in the statement of financial condition at March 31, 1996, and to all property acquired by Borrower since that date, except for liens, encumbrances, security interests and adverse claims reflected in such statement of financial condition.

         3.8 LITIGATION. There is no litigation or proceeding pending or threatened against Borrower, or any of its properties, the result of which, if decided adversely, might substantially affect the financial condition, properties or business of Borrower in an adverse manner or result in liability in excess of the applicable insurance coverage.

         3.9 DEFAULT ON MATERIAL OBLIGATION. The Borrower is not in default in the payment of any of its material obligations.

         3.10 EVENT OF DEFAULT. There exists no event, condition or act which constitutes an Event of Default as defined in Section 6 hereof and no condition, event or act which with notice or lapse of time would constitute such Event of Default.

         3.11 401K PLANS. Borrower's 401 K plan has been funded in accordance with principles that are actuarily sound and no "reportable event" has occurred and is continuing with respect to any such plan; and no fact exists in connection with any of such defined-benefit pension plans which constitutes grounds under the Employee Retirement Income Security Act of 1974, as presently in effect ("ERISA"), for the termination of any of such plans by the Pension Benefit Guaranty Corporation or for the appointment by an United States District Court of a trustee to administer any of such plans.

         3.12 VIOLATIONS OF FEDERAL LAWS AND REGULATIONS. No action has been taken or is currently planned by the Borrower, or any agent acting on their behalf, which would cause this Agreement or the Revolving Note to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934.

                                   SECTION 4

                       AFFIRMATIVE COVENANTS OF BORROWER

         Until this Agreement has terminated and Bank has been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

         4.1 USE OF PROCEEDS. Borrower will use the net proceeds of the Line of Credit only for the purposes set forth in Section 1.1, and 1.3.

         4.2 DEPOSITORY RELATIONSHIP. Borrower will, unless otherwise approved in writing by Bank, maintain its complete commercial banking deposit relationship with Bank throughout the term of this agreement and any renewals or extensions thereof.

         4.3 OVERDRAFTS. Bank shall have no obligation to pay any overdraft on any account maintained by Borrower at Bank. Further, Borrower shall not draw any check against uncollected funds or create an overdraft regarding any such account maintained at Bank.

         4.4 PAYMENT OF OBLIGATIONS. Borrower will pay and discharge promptly all taxes, assessments and other governmental charges and claims levied or imposed upon it or upon its properties, or any part thereof; provided, however, that Borrower shall have the right in good faith to contest any such taxes, assessments, charges or claims and, pending the outcome of such contest, to delay or refuse payment thereof provided that adequate funded reserves are established by it to pay and discharge any such taxes, assessments, charges and claims.

         4.5 MAINTENANCE OF CORPORATE EXISTENCE. Borrower will maintain and preserve its existence and assets and all rights, franchises and other authority necessary for the conduct of its business, and Borrower will also maintain and preserve all its properties, equipment and facilities in good order, condition and repair.

         4.6 MANAGEMENT OF BORROWER. Borrower will continue to employ Paul Chopra on a full time basis as it's President.

         4.7 RECORDS. Borrower will keep and maintain, full and accurate accounts and records of its operations according to generally accepted accounting principles and practices and Borrower will permit Bank to have access thereto, to make examination thereof, and to make audits during regular business hours.

         4.8     INFORMATION FURNISHED.  Borrower will furnish to Bank:

               (i) Within forty five (45) days after the close of each fiscal quarter, the balance sheet of the Borrower, the revenue and expense statement of the Borrower with supportive schedules and a statement of retained earnings for that month, prepared in accordance with generally accepted accounting principles and examined and certified as correct to the best of the knowledge and belief of Paul Chopra, President.

               (ii) Within ninety (90) days after the close of Borrower's fiscal year, the balance sheet of the Borrower as of the close of such year, the revenue and expense statement of the Borrower with supportive schedules and a statement of retained earnings, for such year, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous year on an audited basis by Borrower's independent certified public accountant acceptable to Bank and examined and certified as correct to the best of the knowledge and belief of Paul Chopra, President.

               (iii) Such other financial statements and information as Bank may reasonably request from time to time.

       4.9 TOTAL DEBT TO TANGIBLE NET WORTH. Borrower will maintain a ratio of total debt to tangible net worth of not greater than 1.75 to 1.00, to be determined as of each fiscal quarter end. The term "DEBT" means and includes all of the Borrower's debts and liabilities as determined in accordance with generally accepted accounting principles consistently applied. The term "TANGIBLE NET WORTH" means net worth as determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Bank and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, and monies due from affiliates (including officers, directors, and shareholders).

       4.10 WORKING CAPITAL-CURRENT RATIO. Borrower will maintain Net Working Capital equal to at least Four Million Dollars ($4,000,000), and a ratio of Current Assets over Current Liabilities of at least 1.50 to 1.0, to be determined as of each fiscal quarter end. "NET WORKING CAPITAL", as used herein, shall mean the excess of Current Assets over Current Liabilities of Borrower. "CURRENT ASSETS" and "CURRENT LIABILITIES", as used herein, shall mean those assets and liabilities which are so classified by the Borrower's certified public accountant in accordance with generally accepted accounting principles, except that prepaid assets and due from affiliated entities shall be excluded from Current Assets for purposes of this calculation.

       4.11 QUICK RATIO. Borrower will maintain a quick ratio of cash, trade accounts receivable and marketable securities to current liabilities of at least 1.00 to 1.00, to be determined as of each fiscal quarter end.

       4.12 CASH FLOW COVERAGE. Borrower will maintain a net cash flow equal to at least two hundred percent (200%) of debt service and cash dividends, if any. Calculations to determine compliance with this section shall be made as of the end of each fiscal quarter. "NET CASH FLOW", as used herein, shall mean the sum of: (i) net income of Borrower after taxes plus (ii) the amount of depreciation and amortization charges, computed for the twelve
(12) month period ending with the
applicable fiscal quarter. "DEBT SERVICE", as used herein, shall mean the sum of: (i) the principal payments due within the twelve (12) months of the applicable fiscal quarter end, on all Long Term Debt and (ii) rental payments due within twelve (12) months of the applicable fiscal quarter end on all Long Term Capital Leases. "LONG TERM DEBT" and "LONG TERM LEASES", as used herein, shall mean those debt and lease obligations on renewals on extensions thereof whose original terms exceed one (1) year.

       4.13 MINIMUM PROFITABILITY. Borrower's net quarterly pre-tax operating profit, as determined in accordance with GAAP and as reported on Borrower's quarterly financial statements, shall be at least One Hundred Fifty thousand dollars ($150,000) for each of Borrower's fiscal quarters.

       4.14      CLEAN-UP PROVISION.  Borrower agrees that for at least thirty
(30) consecutive days during the term of the Line of Credit, there shall be a zero balance owing Bank under the Line of Credit.

       4.15 INSURANCE. Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kind customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, in such types and amounts as are customarily carried under similar circumstances by such other corporations. Borrower will furnish Bank, upon request, with full information as to the insurance carried by it. Borrower will maintain adequate amounts of worker's compensation insurance, product liability insurance and insurance against liability for damage to persons or property.

       4.16 NOTICE OF DEFAULT. Borrower will give prompt written notice to Bank of all Events of Default under any of the terms or provisions of this Agreement or of any other agreement, contract, document or instrument entered, or to be entered by it, changes in management of it, litigation against it, and of any other matter which has resulted in, or might result in, a materially adverse change in Borrower's financial condition or operations.

       4.17 EXECUTION OF OTHER DOCUMENTS. Borrower will promptly, upon demand by Bank, execute all such additional agreements, contracts, indentures, documents and instruments in connection with this Agreement as Bank, in its sole discretion, may consider necessary.

         4.18 LITIGATION AND ATTORNEY'S FEES. Borrower will pay promptly to Bank, with interest thereon from the date of expenditure at the rate of fifteen percent (15%) per annum, reasonable attorney's fees and all costs and other expenses paid or incurred by Bank in collecting or compromising the Credit or in enforcing or exercising its rights or remedies created by, connected with or provided in this Agreement or any other agreement or instrument required by in this Agreement, or any other agreement or instrument required by Bank in connection with the Credit whether or not suit is filed.

                                   SECTION 5

                         NEGATIVE COVENANTS OF BORROWER

         Until this Agreement has terminated and Bank has been paid in full, unless Bank waives compliance in writing, Borrower agrees that:

         5.1 ENCUMBRANCES AND LIENS. It will not, create, assume or suffer to exist, any mortgage, pledge, security interest, encumbrance or lien (other than for taxes not delinquent and for taxes and other items being contested in good faith) on property of any kind, real, personal or mixed, now owned or hereafter acquired, or upon the income or profits thereof, except to Bank.

         5.2 BORROWINGS. It will not sell or discount any receivables or evidence of indebtedness, except to Bank, or borrow any money, or incur, directly or indirectly, any liabilities for borrowed money.

         5.3 ACQUISITIONS. It will not, during the term of this agreement, make, or commit to make, any acquisition of other businesses, either in whole or in part, involving total consideration to be paid by Borrower in any one acquisition of more than Five Million Dollars ($5,000,000), or in aggregate more than Fifteen Million Dollars ($15,000,000) during the term of this agreement without the prior written consent of Bank, which such consent shall not be unreasonably withheld.

         5.4     LOANS, ADVANCES AND GUARANTIES.  And will not:

                 (a) except in the ordinary course of business, make any loans or advances, or become a guarantor or surety, or pledge its credit or properties in any manner, or extend credit;

                 (b) form or acquire any subsidiary, enter into a partnership or joint venture agreement, or purchase the debt or equity of another person or entity;

                 (c) invest in debt or equity securities of another person or entity except for interest bearing accounts and certificates of deposit at banks where it maintains commercial banking relationships, direct U.S. Government obligations and commercial paper issued by corporations with top ratings of Moody's or Standard & Poor's, provided all such permitted investments shall mature within twelve (12) months.

         5.5 RETIREMENT OF STOCK. It will not acquire or retire any shares of its capital stock in an amount exceeding fifty thousand dollars ($50,000) cumulative for the term of this Agreement, except as approved in writing by Bank. Such approval shall not be unreasonably withheld.

         5.6 DEFAULT UNDER OTHER AGREEMENTS OR CONTRACTS. It will not commit or do, or fail to commit to do, any act or thing which would constitute an event of default under any of the terms or provisions of any other agreement, contract, document or instrument executed, or to be executed, by it and concerning the borrowing of money.

         5.7 CONSOLIDATION MERGER. It will not consolidate with or merge into any other corporation or entity.

         5.8 SALES OR TRANSFER OF ASSETS. It will not sell, lease, abandon or otherwise dispose of, directly or indirectly, a material amount of the assets of the Borrower including but not limited to its inactive and/or any other subsidiary; provided, however, that under no circumstances may any share of stock in the corporation owned by Borrower be sold, leased, abandoned, encumbered, pledged or otherwise disposed of.

         5.9 PAYMENT OF DIVIDENDS. It will not, without Bank's prior written consent, make any distribution or declare or pay any cash dividends on any of it's capital stock, of any class, whether now or hereafter outstanding in excess of twenty five percent of Borrower's net profit after taxes, as determined by Borrower's independent Certified Public Accountant and shown on Borrower's fiscal year-end CPA audited financial statement prepared in accordance with generally accepted accounting practices, for any fiscal year.

                                   SECTION 6

                                EVENT OF DEFAULT

         6.1 EVENT OF DEFAULT. If one or more of the following described Events of Default shall occur:

                 (A) Borrower shall default in the due and punctual payment of the principal of or the interest on the Revolving Note issued hereunder and such default shall not be cured within five (5) business days after the occurrence thereof; or

                 (B) Any representation or warranty made by Borrower herein or in any certificate or financial or other statement heretofore or hereafter furnished by Borrower or its officers shall prove to be in any material respect false and misleading; or

                 (C) Default shall be made by Borrower or any guarantor in the due performance or observance of any covenant or condition of this Agreement and such default shall not have been cured within thirty (30) days of the occurrence thereof or within ten (10) days after notice thereof shall have been received by Borrower from Bank, whichever is sooner; or

                 (D)      Any of the following events shall occur:

                          (i)     the Borrower commences a voluntary case under
the federal Bankruptcy Code; or

                          (ii)    an involuntary case is commenced against the
Borrower under the federal Bankruptcy Code and relief is ordered against the Borrower or the petition is controverted but is not dismissed within 30 days after the commencement of the case; or

                          (iii)   a custodian (as defined in the federal
Bankruptcy Code is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or

                          (iv)    the Borrower commences any other proceeding
under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to the Borrower (where now or hereafter in effect), or there is commenced against the Borrower any such proceeding which remains undismissed for a period of thirty (30) days, or the Borrower is adjudicated insolvent or bankrupt, or the Borrower fails to controvert in a timely manner any such case under the federal Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or

                          (v)     the Borrower, by any act or failure to act
indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of thirty (30) days; or

                          (vi)    the Borrower makes a general assignment for
the benefit of creditors; or

                          (vii)   any corporate action is taken by the Borrower
for the purpose of effecting any of the foregoing; or

                 (E) The levy of the attachment, execution or other like process in an amount in excess of Fifty Thousand Dollars ($50,000) against any of Borrower's property and cumulatively at any one time, One Hundred Thousand Dollars ($100,000), if such attachment(s), execution(s) or process(es) is not released within thirty (30) days thereafter; or

                 (F)      The voluntary suspension of business by Borrower; or

                 (G) The entry of any decree or order of a court having jurisdiction in the premises appointment a receiver of all or any substantial part of Borrower's property, if such order or decree is not reversed or vacated within thirty (30) days thereafter; or

                 (H) Borrower shall commit to do, or fail to commit or do, any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed, or to be executed by it and concerning the borrowing of money; or

                 (I) If, in the sole opinion of the Bank, there is a materially adverse change in the financial condition of Borrower or if for any reason Bank believes that the prospect of payment or performance pursuant to the Revolving Note and/or any other indebtedness of Borrower to Bank, this Agreement or any other agreement or instrument required by Bank in connection with the Credit has been impaired; or

                 (J) Any "reportable event" under ERISA shall have occurred and be continuing for thirty (30) days which the Bank in good faith determines constitutes grounds for the imposition of liability against the Borrower under Part IV, Subtitle D of ERISA; or

                 (K) A final judgement for money, in an amount in excess of One Hundred Thousand Dollars ($100,000) is entered against the Borrower and within thirty (30) days after entry of such judgment Borrower has not caused such judgment to be discharged, satisfied or the execution thereof stayed pending appeal; or

               THEN, or at any time thereafter, the commitment of Bank to advance on the Line of Credit shall automatically terminate and the entire unpaid principal balance of the Revolving Note(s), all interest accrued and unpaid thereon and all other amounts payable hereunder automatically become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; and during the pendency of any cure period described in Section 6.1 all borrowing and/or reborrowing pursuant to Section 1.1 and 1.2 shall be suspended until such default is cured in a timely fashion.


                                   SECTION 7

                            MISCELLANEOUS PROVISIONS

         7.1 ATTORNEY'S FEES. Borrower will pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate of fifteen percent (15%) per annum, reasonable attorney's fees and all costs and expenses paid or incurred by Bank in collecting or compromising the Credit whether or not suit is filed. If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and court costs in addition to any other remedy or recovery awarded by the court.


         7.2 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of set off or Banker's lien.

         7.3 NON-WAIVER. Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof.

         7.4 INUREMENT. The benefits of this Agreement shall insure to the successors and assigns of Bank and the permitted successors and assignees of Borrower.

         7.5 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

         7.6 SEVERABILITY. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

         7.7 OFFSET. In addition to and not in limitation of all rights of offset that Bank, or other holder of a Revolving Note may have under applicable law, Bank, or other holder of a Revolving Note shall, upon the occurrence of any Event of Default or any unmatured Event of Default which would constitute such an Event of Default, have the right to appropriate and apply to the payment of such Revolving Note any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with Bank or other holder.

         7.8 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

         7.9 INTEGRATION CLAUSE. Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Revolving Note and all prior communications verbal or written between Borrower and Bank shall be of no effect or evidentiary value.

         7.10 AMENDMENT. No provision of this Agreement or the Revolving Note may be amended, modified, supplemented, changed, waived, discharged or terminated, except pursuant to a writing signed by or on behalf of Bank and Borrower.

         7.11 HEADINGS AND CAPTIONS. All section headings and captions are for convenience and ease of reference only and are not intended to supplement, augment or modify any term of this Agreement.


                                   SECTION 8

                               SERVICE OF NOTICE

         8.1 ADDRESSES: Any notices or other communications provided for or allowed hereunder shall be considered to have been validly given if delivered personally or 48 hours after being deposited in the United States mail, postage prepaid and addressed:

         IF TO BORROWER:

                          COHR, INC.
                          21540 PLUMMER STREET
                          CHATSWORTH, CA  91311


         If TO BANK:

                          1ST BUSINESS BANK
                          601 WEST 5TH STREET
                          LOS ANGELES, CA 90071


         The addresses to which notices or demands are to be given may be changed from time to time by notice served as provided above.

         This Agreement is executed on behalf of the parties by duly authorized officers as of the date first above written.

         For this Revolving Credit Agreement to be effective, an executed copy of this agreement and all other referenced and required documents which have been properly executed shall be returned to the Bank by July 31, 1996.

1ST BUSINESS BANK

By   [SIG]
   ------------------------------

Title  Vice President
     ----------------------------


By   [SIG]
   ------------------------------

Title  Chairman and CEO
     ----------------------------


BORROWER:
COHR, INC.


By   [SIG]
   ------------------------------

Title  CEO
     ----------------------------


By   [SIG]
   ------------------------------

Title  CFO
     ----------------------------